UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2005

LARGE SCALE BIOLOGY CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
 (Address of principal executive offices and zip code)

(707) 446-5501
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On April 20, 2005, Large Scale Biology Corporation (the “Company”) received notice from the staff of The Nasdaq Stock Market (“Nasdaq”) that the Company does not currently comply with Marketplace Rule 4450(a)(3) (the “Rule”), which is a requirement for continued listing on the Nasdaq National Market, because the Company’s stockholders’ equity of $9,431,000 as reported on the Form 10-K for the year ended December 31, 2004 was less than the $10,000,000 stockholders’ equity requirement for continued listing.

          In accordance with standard Nasdaq practices, the staff of Nasdaq has notified the Company that it is reviewing the Company’s eligibility for continued listing on the Nasdaq National Market because the Company currently fails to satisfy the Nasdaq National Market’s maintenance standards for continued listing.  The Company must substantially meet the criteria set forth in Marketplace Rule 4450(a), Maintenance Standard 1, or Marketplace Rule 4450(b), Maintenance Standard 2.  Specifically, the Company fails to satisfy either Marketplace Rule 4450(a)(3) or Marketplace Rule 4450(b)(1).  In addition, the Company is not in compliance with the corporate governance requirements applicable to both Maintenance Standard 1 and Maintenance Standard 2.  Accordingly, Nasdaq has requested that the Company submit a plan of compliance, which is due on or before May 5, 2005. The Company intends to submit to Nasdaq a plan of compliance by May 5, 2005.  Upon review of the Company’s plan of compliance, Nasdaq will determine whether:

•	the Company has regained compliance;
•	an extension of time is warranted; or
•	to delist the Company’s common stock.

           If the staff of Nasdaq determines that the Company has not presented a definitive plan to achieve compliance in the short term and sustain compliance in the long term, it will provide written notification that the Company’s common stock will be delisted.  By the end of the seventh calendar day from the date of that notification, the Company may appeal the staff’s decision.

          The Company’s common stock will continue to be listed on the Nasdaq National Market while the Company’s plan of compliance is under consideration by Nasdaq and during any appeal process.  If the common stock of the Company ceases to be listed on the Nasdaq National Market, the Company expects that its common stock would then be traded on the Nasdaq SmallCap Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARGE SCALE BIOLOGY CORPORATION

Date: April 26, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance and Administration